Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated February 22, 2024, with respect to the consolidated financial statements of Option Care Health, Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

Chicago, Illinois
July 31, 2024